Exhibit 1.1

4,250,000 Shares1

ATRICURE, INC.

Common Stock

PURCHASE AGREEMENT

February 13, 2014

PIPER JAFFRAY & CO.

As Representative of the several

Underwriters named in Schedule II hereto

c/o Piper Jaffray & Co.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

AtriCure, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed in Schedule I hereto (the “Selling Stockholders”) severally propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 4,250,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company. The Firm Shares consist of 3,023,025 authorized but unissued shares of Common Stock to be issued and sold by the Company and 1,226,975 outstanding shares of Common Stock to be sold by the Selling Stockholders. The Company has also granted to the several Underwriters an option to purchase up to 637,500 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. is acting as representative (the “Representative”).

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-193370) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally was declared effective is herein called the “Original Registration

[1]	Plus an option to purchase up to 637,500 additional shares to cover over-allotments.

Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Original Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) The Time of Sale Disclosure Package (as defined below) at the Time of Sale (as defined below) complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in
Section 6(g).

(ii) The Original Registration Statement was initially declared effective by the Commission under the Securities Act on February 6, 2014. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(iii) Each part of the Registration Statement at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the First Closing Date and the Second Closing Date (as defined below), as the case may be, and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the First Closing Date and the Second Closing Date, as the case may be, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the First Closing Date and the Second Closing Date, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to an Underwriter furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g).

(iv) Neither (A) any Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule III, the information set forth on Schedule IV and the Statutory Prospectus at the Time of Sale, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g). As used in this paragraph and elsewhere in this Agreement:

(A) “Time of Sale” means 8:15 a.m. (New York time) on the date of this Agreement, or such other time as agreed to by the Company and the Underwriters.

(B) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(C) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(D) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(E) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 4(a)(iii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished in writing to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in
Section 6(g).

(vi) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(vii) Each Issuer Free Writing Prospectus satisfied, as of its issue date and, unless amended, supplemented or deemed amended or supplemented in compliance with Section 4(a)(iii), will satisfy at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(viii) The financial statements of the Company, together with the related notes, set forth or incorporated by reference, in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus have been derived from the accounting records of the Company and present fairly the information required to be stated therein. No other schedules or financial statements are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, Deloitte & Touche LLP, which has expressed its opinion with respect to the financial statements filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in the performance of its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as described in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. All non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(ix) Each of (i) the Company, (ii) AtriCure Europe B.V., its Netherlands subsidiary, (iii) AtriCure, LLC, its Delaware subsidiary and (iv) Endoscopic Technologies, LLC, a Delaware subsidiary (together with AtriCure Europe B.V. and Atricure, LLC, the “Subsidiaries”) has been duly organized and is validly existing in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign entity in good standing in each jurisdiction in which the failure to so qualify might result in a material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and the Subsidiaries, taken as a whole (“Material Adverse Change”). All of the issued shares of capital stock of, or other ownership interests in the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever.

(x) Except as contemplated in the Time of Sale Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (a) neither the Company nor the Subsidiaries have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of equity compensation awards under the Company’s equity compensation plans or shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or the Subsidiaries (other than issuances of equity compensation awards under the Company’s equity compensation plans), or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change.

(xi) Except as set forth in the Time of Sale Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or the Subsidiaries are a party or of which any property or assets of the Company or the Subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Change. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus that have not been so described.

(xii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xiii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental agency or regulatory authority, except, in the case of clauses (A) and (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Securities Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(xiv) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters); the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable; and the capital stock of the Company, including the Common Stock and the Securities, conforms to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as otherwise described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by laws or any agreement or other instrument to which the Company or any Subsidiary is a party or by which the Company is bound, other than options to purchase common stock under the Company’s existing stock option plans. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary any shares of the capital stock of the Company or any Subsidiary. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Common Stock (including the Securities) conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as set forth in the Time of Sale Disclosure Package, the Company is not a participant in any joint venture, partnership or similar arrangement.

(xv) Each of the Company and the Subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business, and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except as would not individually or in the aggregate, reasonably be expected to result in any Material Adverse Change; and neither the Company nor the Subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course, except as would not individually or in the aggregate, reasonably be expected to result in any Material Adverse Change; and each of the Company and the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as would not individually or in the aggregate, reasonably be expected to result in any Material Adverse Change.

(xvi) Each of the Company and the Subsidiaries has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and except those that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The property held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or the Subsidiaries.

(xvii) The Company and the Subsidiaries own, possess, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of their business as now conducted or as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Change. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Change; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and the Subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and the Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, and neither the Company nor the Subsidiaries have received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or the Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Subsidiaries or actions undertaken by the employee while employed with the Company or the Subsidiaries, except as such violation would not result in a Material Adverse Change. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.

(xviii) Neither the Company nor the Subsidiaries are (A) in violation of its respective charter or by laws or similar organizational document; (B) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance or observance of any term, covenant, obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement, mortgage, deed of trust or any other contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of the material property or assets of the Company or the Subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of (B) and (C) above, as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(xix) Each of the Company and the Subsidiaries has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and is not in default in the payment of any material taxes which was payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or the Subsidiaries are contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or the Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xx) Other than the Subsidiaries, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule III, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 4(a)(xviii) of this Agreement.

(xxii) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on The NASDAQ Global Market (“NASDAQ”) under the ticker symbol “ATRC.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of NASDAQ. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. Except as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, there are no affiliations among the Company’s directors and officers and members of the FINRA. A Registration Statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.

(xxiii) To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the Exchange Act reporting requirements for a period of at least 36 months.

(xxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, as of the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxv) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the applicable requirements of the NASDAQ Global Market and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the applicable requirements of the NASDAQ Global Market.

(xxvi) No relationship, direct or indirect, exists between or among the Company and the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus which is not so described. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

(xxvii) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and the Subsidiaries: (A) are and at all times have been in material compliance with all statutes, rules, regulations, or guidances applicable to Company and the Subsidiaries and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and

Drug Administration or any other federal, state or foreign governmental authority having authority over the Company (“Governmental Authority”) alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”) except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and have no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (F) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission).

(xxviii) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company and the Subsidiaries were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug and Cosmetic Act; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company is not aware of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and neither the Company nor the Subsidiaries have received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company or the Subsidiaries.

(xxix) The Company and the Subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their business; and (C) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Change.

(xxx) The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Subsidiaries (A) are in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) are in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company and the Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxi) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, the Subsidiaries, or any of their affiliates for employees or former employees of the Company and the Subsidiaries and has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxxii) Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor the Subsidiaries have granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects either the Company’s or the Subsidiaries’ exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xxxiii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xxxiv) Other than as contemplated by this Agreement, neither the Company nor the Subsidiaries have incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxxv) Neither the Company nor the Subsidiaries are presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

(xxxvi) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor the Subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof.

(xxxvii) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent that could reasonably be expected to result in a Material Adverse Change.

(xxxviii) Neither the Company, nor the Subsidiaries, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxix) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xl) Except as described in the Prospectus or otherwise obtained by the Company, no approval of the shareholders of the Company is required for the Company to issue and deliver to the Underwriters the Securities, including such as may be required pursuant to the rules and regulations of any trading market.

(xli) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

(xlii) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xliii) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xliv) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Agreement, including, without limitation, the Company’s issuance of the Securities and the Underwriters’ ownership of the Securities.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(i) Such Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date will have, valid and marketable title to the Securities to be sold by such Selling Stockholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Stockholder is selling the Securities to be sold by such Selling Stockholder for such Selling Stockholder’s own account and is not selling such Securities, directly or indirectly, for the benefit of the Company or any Underwriter, and no part of the proceeds of such sale received by such Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company or any Underwriter other than as described in the Registration Statement, the Time of Sale Package and the Prospectus.

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. The execution and delivery of this Agreement and the performance of the terms hereof and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any law, regulation, order or decree applicable to such Selling Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, or for the consummation of the transactions contemplated hereby, including the sale of the Securities being sold by such Selling Stockholder, except such as may be required under the Securities Act or state securities laws or blue sky laws.

(iii) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement.

(iv) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by such Selling Stockholder; provided, however, that no Selling Stockholder has made nor will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act except a Permitted Free Writing Prospectus authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xviii) hereof.

(v) Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period and at the First Closing Date and Second Closing Date, and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the First Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the First Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fat necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences with respect to any Selling Stockholder apply only to the extent that any statements in or omissions from a Registration Statement of the Prospectus or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto are based on information covering such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”).

(vi) As of the Applicable Time, neither (i) the Time of Sale Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Time of Sale Disclosure Package or any Issuer Limited-Use Free Writing Prospectus are based on Selling Stockholder Information furnished by such Selling Stockholder.

(vii) All Selling Stockholder Information furnished by such Selling Stockholder contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Firm Shares or until any earlier date that such Selling Stockholder notified or notifies the Company and the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Selling Stockholder Information would include any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Representative and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(viii) The sale of the Firm Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Sale Disclosure Package and Prospectus.

(ix) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock or any other reference security, whether to facilitate the sale or resale of the Firm Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(c) Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares, and each Selling Stockholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $18.095 per share. The obligation of each Underwriter to each of the Company and the Selling Stockholders shall be to purchase from each of the Company and the Selling Stockholders that number of Firm Shares (to be adjusted by the Representative to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

The Firm Shares will be delivered by the Company and the Selling Stockholders to the Representative for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representative so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time and from time to time within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by the Representative, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Company up to an aggregate of 637,500 Option Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deems advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c) The Option Shares will be delivered by the Company to the Representative against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representative so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) During the period beginning on the date hereof and ending on the later of the Second Closing Date and such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by the Underwriters (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative or counsel to the Underwriters reasonably objects. Subject to this Section 4(a)(i), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representative and the Company may deem appropriate, and if requested by the Representative, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Representative may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(ii) The Company will advise the Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto, or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii) (A) During the Prospectus Delivery Period, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(iv) If, at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative shall reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

(vi) The Company will furnish or make available, at its own expense, to the Underwriters and counsel for the Underwriters, at the Company’s expense, copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(vii) During a period of five years commencing with the date hereof, the Company will furnish or make available to the Underwriters copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the FINRA or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(viii) The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(ix) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is otherwise terminated (but subject to clause I below), will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel, but excluding, for the avoidance of doubt, reasonable fees and disbursements of the Underwriters’ counsel which shall be paid pursuant to clause (I) below) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representative shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Securities, (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein and (I) all other costs and expenses of the Underwriters (including reasonable fees and disbursements of counsel) incident to the performance of its obligations hereunder not otherwise specifically provided for herein, provided, however such costs and expenses provided for in this clause (I) shall not exceed $150,000 in the aggregate. The Company shall not in any event be liable to the Underwriters for loss of any anticipated profits from the transactions contemplated by this Agreement.

(x) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(xi) The Company will not, without the prior written consent of the Representative, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, except for (A) sales of the Securities to the Underwriters pursuant to this Agreement, (B) grants of options or the issuance of shares of Common Stock by the Company pursuant to equity incentive plans described in the Time of Sale Disclosure Package, (C) issuance of shares upon exercise or conversion of securities outstanding as of the date hereof, and (D) any issuance of options or other equity awards, up to 100,000 shares in the aggregate, to consultants of the Company in the ordinary course of business. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the last 17 days of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Section 4(a)(xi), unless otherwise waived by the Representative in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act, and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The Company will provide the Representative and each person subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xii) The Company has caused to be delivered to the Representative prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each of the Company’s directors and officers identified on Schedule V. The Company will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xiii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.

(xiv) Other than as contemplated by this Agreement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xv) During the Prospectus Delivery Period, the Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xvi) The Company and the Subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to the Company is made known to them by others within those entities.

(xvii) The Company will comply with all applicable provisions of the Sarbanes-Oxley Act.

(xviii) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Each Selling Stockholder covenants and agrees with the several Underwriters as follows:

(i) Such Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Firm Shares being sold by the Selling Stockholder and all expenses and fees of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Selling Stockholders.

(ii) [Reserved.]

(iii) In the case of Saints Capital Everest L.P. only, such Selling Stockholder has delivered to the Representative prior to the date of this Agreement a Lock-Up Agreement, in the form of Exhibit A hereto, executed by or on behalf of such Selling Stockholder and such agreement is in full force and effect.

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares.

(v) Such Selling Stockholder shall immediately notify the Representative if any event occurs, or of any change in the Selling Stockholder Information, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) or any Issuer General Free Writing Prospectus including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vi) Such Selling Stockholder shall deliver to the Representative, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such closing date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b) No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of counsel to the Underwriters, is material or omits to state a material fact which, in the opinion of counsel to the Underwriters, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of counsel to the Underwriters, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor the Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or the Subsidiaries, or any Material Adverse Change or any development reasonably likely to result in a Material Adverse Change (whether or not arising in the ordinary course of business), that, in the judgment of the Representative, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to the Underwriters, the opinion and negative assurance statement of Keating Muething & Klekamp PLL, counsel for the Company, dated such closing date and addressed to the Representative in substantially the form attached hereto as Exhibit B.

(e) On the First Closing Date, there shall have been furnished to the Underwriters, the opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Selling Stockholders, dated such closing date and addressed to the Representative in substantially the form attached hereto as Exhibit C.

(f) On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to the Underwriters, the opinion and negative assurance statement of Goodwin Procter LLP, counsel for the Underwriters, dated such closing date and addressed to the Representative in a form satisfactory to the Underwriters, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(g) On the date of this Agreement, the First Closing Date and the Second Closing Date, as the case may be, the Underwriters shall have received a letter from each of (i) Deloitte & Touche LLP and (ii) Moss Adams LLP, dated such date and addressed to the Representative, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Underwriters concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the First Closing Date and the Second Closing Date, as the case may be, shall be to confirm the conclusions and findings set forth in such prior letter.

(h) On the First Closing Date and the Second Closing Date, as the case may be, there shall have been furnished to the Underwriters, a certificate, dated such closing date and addressed to the Representative, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such closing date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such closing date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and

(A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that such statement shall not apply to statements in or omissions from the Registration Statement, or any amendment thereof, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the Rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such statement shall not apply to statements in or omissions from the Prospectus, as amended or supplemented, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein,

(B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such statement shall not apply to statements in or omissions from the Time of Sale Disclosure Package or any Individual Limited-Use Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein,

(C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth,

(D) subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, neither the Company nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company (other than issuances of options under the Company’s existing stock option plans) or any Subsidiary, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and

(E) except as stated in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any Subsidiary is a party before or by any court or governmental agency, authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Change.

(i) The Underwriters shall have received all the Lock-Up Agreements referenced in Section 4(a)(xii).

(j) On the First Closing Date, there shall have been furnished to the Underwriters, a certificate or certificates, dated such closing date and addressed to the Representative, signed by each of the Selling Stockholders to the effect that the representations and warranties of each of the Selling Stockholders contained in this Agreement are true and correct as if made at and as of such closing date, and that such Selling Stockholders have complied with all the agreements and satisfied all the conditions on such Selling Stockholders’ part to be performed or satisfied at or prior to such closing date.

(k) The Company shall have furnished to the Underwriters such additional documents, certificates and evidence as the Representative may have reasonably requested.

(l) At the First Closing Date, the Company shall have submitted to NASDAQ a Notification Form: Listing of Additional Shares related to the Securities.

(m) The Underwriters shall have received on the First Closing Date a certificate of the Secretary of the Company.

(n) The Representative shall have received on the First Closing Date, a certificate, signed on behalf of the Company by the chief financial officer of the Company substantially in the form of Exhibit D hereto.

(o) The Representative shall not have received any unresolved objection from FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriters in connection with the issuance and sale of the Securities.

(p) At the First Closing Date and the Second Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such information, certificates and documents as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Securities contemplated hereby.

All such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and counsel for the Underwriters. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Representative shall reasonably request.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities, joint or several, to which each Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, at the instruction of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with information provided in writing to the Company by any Underwriter through the Representative specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g).

In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Indemnified Party on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse each Indemnified Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by U.S. Bank (the “Prime Rate”). Any such interim reimbursement payments which are not made to each Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

(b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or in any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with Selling Stockholder Information relating to such Selling Stockholder, and (y) in no event shall any Selling Stockholder’s liability hereunder exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Stockholder from the sale of the Firm Shares pursuant to this Agreement.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder, its affiliates, directors and officers and each person, if any, who controls the Company and each Selling Stockholder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which each Underwriter Indemnified Party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with information provided in writing to the Company by any Underwriter through the Representative specifically for use therein; (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g)), and will reimburse each Underwriter Indemnified Party for any legal or other expenses reasonably incurred by each Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under Section 6(a), 6(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in Section 6(a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection 6(a), 6(b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection 6(a), 6(b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6(e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection 6(e). Notwithstanding the provisions of this subsection 6(e), (i) the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of Firm Shares sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company’s and the Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective number of Securities to be sold hereunder and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 6 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act.

(g) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in the third and twelfth through fifteenth paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Underwriters, the Company and the Selling Stockholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or the Selling Stockholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by the Representative) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to the Representative for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(ix), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholders (except to the extent provided in Section 6 hereof).

(c) If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholders as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to such closing date, to perform any agreement on its or their part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the NASDAQ Stock Market, New York Stock Exchange or the NYSE MKT shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ Stock Market, New York Stock Exchange or the NYSE MKT, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities, any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(ix), Section 4(b)(i) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company and the Selling Stockholders shall be notified promptly by the Representative by telephone, confirmed by letter.

10. Default by One or More of the Selling Stockholders or the Company.

(a) If one or more of the Selling Stockholders shall fail at the First Closing Date to sell and deliver the number of Firm Shares which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, then the Underwriters may at the option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(ix), Section 4(b)(i) and Section 6 hereof, any non-defaulting party or (b) elect to purchase the Securities which the Company and the non-defaulting Selling Stockholders have agreed to sell hereunder.

(b) In the event of a default by any Selling Stockholder as referred to in this Section 10, either the Representative or the Company or, by joint action only, the non-defaulting Selling Stockholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

11. Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or, except as provided in Section 4(a)(ix), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party. No action taken pursuant to this Section 9 shall relieve the Company or any Selling Stockholders so defaulting from liability, if any, in respect of such default.

12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representative, c/o Piper Jaffray & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: General Counsel, with a copy to Goodwin Procter LLP, 620 8th Avenue, New York, New York 10018, Attention: Michael D. Maline; and if to the Company, shall be mailed or delivered to AtriCure, Inc., 6217 Centre Park Drive, West Chester, Ohio 45069, Attention: Chief Executive Officer, with a required copy to F. Mark Reuter, Keating Muething & Klekamp PLL, One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202; if to any of the Selling Stockholders, to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

14. Absence of Fiduciary Relationship. The Company and each of the Selling Stockholders, jointly and severally, acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or any Selling Stockholder and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company or the Selling Stockholders on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriters have no obligation to disclose such interest and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the

Company or the Selling Stockholders; (e) it waives to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim on behalf of or in right of any Selling Stockholder or the Company, including stockholders, employees or creditors of the Company.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Selling Stockholders and the Underwriters in accordance with its terms.

Very truly yours,

ATRICURE, INC.

By:	/s/ M. Andrew Wade
Name:	M. Andrew Wade
Title:	Vice President and Chief Financial Officer

Selling Stockholders:

SAINTS CAPITAL EVEREST, L.P.

By:	/s/ Scott Halsted
Name:	Scott Halsted
Title:	Managing Member

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By: Camden Partners Strategic II, LLC
Its General Partner

By:	/s/ David J. Warnock
Name:	David J. Warnock
Title:	Managing Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By: Camden Partners Strategic II, LLC
Its General Partner

By:	/s/ David J. Warnock
Name:	David J. Warnock
Title:	Managing Member

CAMDEN PARTNERS HOLDINGS LLC

By:	/s/ David J. Warnock
Name:	David J. Warnock
Title:	Managing Member

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule II hereto.

PIPER JAFFRAY & CO.

By:	/s/ David W. Stadinski
Name: David W. Stadinski
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Selling Stockholders

Selling Stockholder	Number of Firm Shares to be Sold
Saints Capital Everest L.P.	595,185
Camden Partners Strategic Fund II-A, L.P.	585,405
Camden Partners Strategic Fund II-B, L.P.	34,727
Camden Partners Holdings, LLC	11,658

Total:	1,226,975

Schedule I

SCHEDULE II

Underwriters

Underwriter	Number of Firm Shares to be Purchased
Piper Jaffray & Co.	2,125,000
Canaccord Genuity Inc.	637,500
Leerink Partners LLC	637,500
Stifel, Nicolaus & Company, Incorporated	637,500
Barrington Research Associates, Inc.	212,500

Total:	4,250,000

(1)	The Underwriters may purchase up to an additional 637,500 Option Shares from the Company, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule II

SCHEDULE III

Issuer General Free Writing Prospectuses

None.

Schedule III

SCHEDULE IV

Pricing Information

Number of Firm Shares to be Issued by Company: 3,023,025

Number of Firm Shares to be sold by Selling Stockholders: 1,226,975

Public Offering Price: $19.25 per share

Underwriting Discounts and Commissions: 6.0%

Schedule IV

SCHEDULE V

Executive Officers and Directors Subject to Lockup

Andrew L. Lux, PhD

Patricia J. Kennedy

Douglas Seith

M. Andrew Wade

Richard M. Johnston

Michael H. Carrel

Mark A. Collar

Donald C. Harrison, MD

Robert S. White

Michael D. Hooven

Elizabeth D. Krell

Mark R. Lanning

Scott Drake

Shana Zink

Justin Noznesky

David Francischelli

Tonya Austin

Karen P. Robards

Schedule V

EXHIBIT A

Form of Lockup Agreement

February     , 2014

PIPER JAFFRAY & CO.

As representative of the several underwriters

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Re:	Public Offering of Shares of Common Stock

Ladies and Gentlemen:

The undersigned understands that Piper Jaffray & Co (“Piper Jaffray”) will act as underwriter (the “Underwriter”) and proposes to enter into the Purchase Agreement (the “Purchase Agreement”) with AtriCure, Inc., a Delaware corporation (the “Company”) and certain selling stockholders, providing for the offering (the “Offering”) of shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In order to induce the Underwriters to enter in to the Purchase Agreement, the undersigned hereby agrees that, commencing on the date hereof and continuing until the ninetieth (90th) day following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter (which consent may be withheld in the Representative’s sole discretion), directly or indirectly, (1) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of the Common Stock, or any securities convertible into or exercisable or exchangeable for the Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable for the Common Stock, regardless of whether any such transaction described herein is to be settled by delivery of the Common Stock or such other securities, or by delivery of cash or otherwise; (3) make any demand for, or exercise any right with respect to, the registration of any shares of the Common Stock or any security convertible into or exercisable of exchangeable for the Common Stock; or (4) publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein for the remainder of the Lock-Up Period, (ii) by will or intestate succession, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iv) to any partner, member or stockholder of the undersigned, (v) with the prior written consent of the Underwriter or (vi) effected pursuant to any exchange of “underwater” options with the Company, provided that in connection with transactions described in clauses (ii), (iii) and (iv) above, the recipient (as applicable) agrees to be bound in writing by the restrictions set forth herein for the remainder of the Lock-Up Period and the related transfer shall not involve a disposition for value or (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan or employee stock purchase plan as described in the Registration

Exhibit A-1

Statement, including any exercise effected by the delivery of Shares of the Company held by the undersigned. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. None of the restrictions set forth in this Lock-Up Agreement shall apply to Common Stock acquired in open market transactions.

Anything herein to the contrary notwithstanding, if:

(1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or other material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this letter shall continue to apply until the expiration of the 18 day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Underwriter to the Company (in accordance with the notice provision in the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired. Notwithstanding the foregoing, if the Company has “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M of the Exchange Act or otherwise satisfies the requirements set forth in Rule 139 that would permit the Underwriter to publish issuer-specific research reports pursuant to Rule 139, the Lock-Up Period shall not be extended upon the occurrence of (1) or (2) above.

The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of securities of the Company held by the undersigned during the Lock-Up Period (as may have been extended pursuant hereto), except in compliance with this Lock-Up Agreement.

Anything to the contrary notwithstanding, if (i) the Purchase Agreement does not become effective by February 28, 2014, (ii) after becoming effective, the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) prior to the Purchase Agreement becoming effective, the Company notifies the Underwriter in writing that it does not intend to proceed with the Offering, this Lock-Up Agreement shall lapse and become null and void and the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement may not be revoked by the undersigned or the Company. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Exhibit A-2

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Print Name:

Print Title:

Signature:

Exhibit A-3

EXHIBIT B

Form of Opinion of Company Counsel

EXHIBIT C

Form of Selling Stockholder Counsel Opinion

Exhibit D

ATRICURE, INC.

Certificate Of Chief Financial Officer